UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2008
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines	98-0467478
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01(d). Exhibits
SIGNATURES
Exhibit Index
EX-2.1
EX-10.1
EX-10.2
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
On September 19, 2008, eTelecare Global Solutions, Inc. (“eTelecare”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with EGS Acquisition Co LLC, a Delaware limited liability company (“EGS”), pursuant to which EGS has agreed, subject to the terms and conditions of the Acquisition Agreement, to commence a tender offer (the “Offer”) to purchase all of Company’s issued and outstanding common shares, par value PhP2.00 per share listed on the Philippine Stock Exchange, Inc. (the “Common Shares”) and all of Company’s issued and outstanding American Depositary Shares traded on the Nasdaq Global Market (the “ADSs”) (which ADSs, together with the Common Shares are hereinafter referred to as the “Shares”), at a price per Share of $9.00 (USD) (the “Offer Price”) less applicable withholding taxes or stock transfer taxes payable, net to the seller in cash. EGS is an investment group consisting of affiliates of Providence Equity Partners and Ayala Corporation.
The Offer will provide that the Common Shares may, at the election of the holder, be purchased by EGS in the Offer in Philippine Pesos at a price per Common Share determined by multiplying the Offer Price by the U.S. Dollar/Philippine Peso exchange rate then in effect at the closing of the business day immediately preceding the Acceptance Date (as defined in the Acquisition Agreement) as quoted by the Hongkong Shanghai Banking Corporation (or a published rate of a comparable bank). If at least 66.67% of the total outstanding Shares are validly tendered (and not withdrawn) and subject to satisfaction of other conditions and the terms of the Offer, EGS will be obligated to purchase the tendered shares.
The Special Committee of eTelecare’s Board of Directors unanimously recommended the Offer to eTelecare’s Board, which, with the interested director recusing himself from the vote, unanimously approved the transaction.
eTelecare has made various representations and warranties and agreed to specified covenants in the Acquisition Agreement, including covenants relating to the conduct of the Company’s business between the date of the Acquisition Agreement and the closing of the Offer, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters. The consummation of the Offer is subject to certain conditions, including the tender of at least 66.67% of the outstanding Shares (determined on a fully diluted basis), the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any foreign statutes, and the obtainment of all approvals applicable to the Acquisition Agreement or Offer.
The Acquisition Agreement contains certain termination rights of EGS and the Company and provides that, upon the termination of the Acquisition Agreement under specified circumstances, the terminating party will be required to pay the non-terminating party a termination fee of $14.5 million. The Company has entered into limited guarantees with both Providence Equity Partners and Ayala Corporation (each a “Guarantor”) in the form attached as Exhibit 10.1 (the “Limited Guarantees”), whereby each Guarantor guarantees the payment of 50% of the termination fee if such fee shall become payable by EGS under the terms of the Acquisition Agreement.
Crimson Velocity Fund, L.P., Crimson Asia Capital L.P, Crimson Investment LTD., AIG Asian Opportunity Fund LP, and Newbridge International Investment Ltd., a wholly-owned indirect subsidiary of Ayala Corporation (“Newbridge”), and certain other shareholders of the Company have entered into tender and support agreements dated September 19, 2008 with EGS (the “Support Agreements”), pursuant to which, among other things, such holders have agreed to tender all Shares they beneficially own in the Offer, which represents approximately 62% of the outstanding Shares (on a fully diluted basis). Newbridge entered into the support agreement in form attached hereto as Exhibit 99.2, while the other shareholders entered into the form of support agreement attached hereto as Exhibit 99.1.
eTelecare also entered into a Standstill Agreement with Newbridge dated September 19, 2008 (the “Standstill Agreement”) in the form attached hereto as Exhibit 10.2, which would place certain restrictions on the actions of Newbridge and its affiliates in the event that the Acquisition Agreement is terminated and the Offer has not been completed. Depending upon the circumstances of the termination of the Acquisition Agreement, the duration of the standstill ranges from 6 months to 18 months to three years. Newbridge at all times during the standstill period would be permitted to vote or dispose of the 6,392,550 Shares it currently owns in its sole discretion.
The foregoing descriptions of the Acquisition Agreement, the Limited Guarantees, Standstill Agreement and Support Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1 respectively, and are incorporated herein by reference.
The tender offer for the outstanding Shares of eTelecare has not yet commenced. These communications are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, the entity formed by the investor group to make the offer intends to file with the United States Securities and Exchange Commission (the “US SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, in addition to similar documentation intended to be filed with the Philippine Securities and Exchange Commission (the “PSEC”), and eTelecare intends to file with the US SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer, and similar documentation intended to be filed with the PSEC. The offeror in the tender offer and eTelecare intend to mail these documents to the shareholders of eTelecare. These documents will contain important information about the tender offer and shareholders of eTelecare are urged to read them carefully when they become available. Shareholders and holders of American Depositary Shares of eTelecare will be able to obtain a free copy of these documents (when they become available) and other documents filed by eTelecare or the offeror with the US SEC at the website maintained by the US SEC at www.sec.gov.

This Form 8-K contains projections and other forward-looking statements regarding the expected completion and effects of the tender offer. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining a sufficient number of tendered common shares and American Depositary Shares and regulatory approval of the tender offer, and satisfaction of other conditions to the Offer. Actual results may differ materially from those in the projections or other forward-looking statements.
Item 9.01(d). Exhibits.

Exhibit
Number	Description

2.1	Acquisition Agreement by and between eTelecare Global Solutions, Inc., a Philippine corporation, and EGS Acquisition Co LLC, a Delaware limited liability company, dated as of September 19, 2008.

10.1	Form of Limited Guarantee.

10.2	Standstill Agreement between eTelecare Global Solutions, Inc., a Philippines corporation, and Newbridge International Investment Ltd., a British Virgin Islands company, dated September 19, 2008.

99.1	Form of Tender and Support Agreement.

99.2	Tender and Support Agreement between EGS Acquisition Co LLC and Newbridge International Investment Ltd., dated September 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.

Date: September 23, 2008	By:	/s/ J. Michael Dodson J. Michael Dodson
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

2.1	Acquisition Agreement by and between eTelecare Global Solutions, Inc., a Philippine corporation, and EGS Acquisition Co LLC, a Delaware limited liability company, dated as of September 19, 2008.

10.1	Form of Limited Guarantee.

10.2	Standstill Agreement between eTelecare Global Solutions, Inc., a Philippines corporation, and Newbridge International Investment Ltd., a British Virgin Islands company, dated September 19, 2008.

99.1	Form of Tender and Support Agreement.

99.2	Tender and Support Agreement between EGS Acquisition Co LLC and Newbridge International Investment Ltd., dated September 19, 2008.